EXECUTION VERSION

Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION MARKED WITH “[***]” HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

STRATEGIC ALLIANCE AND REMARKETING AGREEMENT

This STRATEGIC ALLIANCE AND REMARKETING AGREEMENT (“Agreement”) is entered into as August 29, 2016 (the “Execution Date”) by and between RITCHIE BROS. AUCTIONEERS INCORPORATED, a Canadian corporation having its principal place of business at 9500 Glenlyon Parkway, Burnaby, British Columbia, V5J 0C6 (“RBA”), on behalf of itself and its other wholly-owned subsidiaries (collectively, “RCC”), IronPlanet, Inc., a Delaware corporation having its principal place of business at 3825 Hopyard Road, Suite 250, Pleasanton, CA  94588, solely for purposes of Sections 3, 7, 8 and 9 (“IronPlanet”), and CATERPILLAR INC., a Delaware corporation having it principal place of business at 100 North East Adams Street, Peoria, IL 61629, on behalf of itself and its wholly-owned subsidiaries (collectively, “Caterpillar” and together with RCC, the “Parties” and each a “Party”).

RECITALS

WHEREAS, RBA and IronPlanet are in the business of facilitating the exchange, buying, selling and auctioneering of industrial equipment;

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), RBA will acquire one hundred percent (100%) of the issued and outstanding capital stock of IronPlanet Holdings, Inc. (“IP”), the parent of IronPlanet, upon the Closing (as such term is defined in the Merger Agreement) (the “Merger”);

WHEREAS, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial turbines and diesel-electric locomotives and has a long history of innovation and using leading edge technology to provide customer solutions to ensure their success;

WHEREAS, commencing upon, subject to and contingent upon the occurrence of the Closing,  RCC and Caterpillar desire to create a strategic alliance to provide a reliable volume of used CAT equipment to customers through RCC live onsite auctions and online auctions and marketplaces in the countries where RCC does business (the “Alliance”); and

NOW, THEREFORE, in consideration of the premises and mutual covenants and promises described herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, RCC and Caterpillar hereby agree as follows:

1.GOVERNING PRINCIPLES

1.1Objectives.  Pursuant to this Agreement, the Parties’ objectives (“Objectives”) for the Alliance include, but are not limited to collaborating together to:

a)Provide Caterpillar’s authorized dealers (“Cat dealers”) other relevant channels to sell used Cat equipment;
b)Serve the used equipment disposition needs of Caterpillar;

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c)	Provide Caterpillar with rich data and customer insights to allow Caterpillar to better serve owners and users of equipment branded with a trademark owned by Caterpillar;
d)	Encourage an increased flow of high quality Cat machines for sale through RCC’s sales channels;
e)	Drive international growth and operational efficiency for RCC; and
f)	Maintain RCC’s neutrality among different equipment manufacturers, dealers and end-users.

1.2	Cat Customer Advisory Board. In order to better implement this Agreement and achieve the Objectives, RCC and Caterpillar have established, as of the Effective Date (as defined below) a Cat Customer Advisory Board (the “Advisory Board”) that will meet in person quarterly during the one (1) year following the Effective Date and semi-annually thereafter during the Term of this Agreement, including any Renewal Term. The Advisory Board shall consist of nine (9) people, comprised of three (3) representatives appointed by Caterpillar, three (3) representatives appointed by RCC and three (3) representatives of Cat dealers, appointed by Caterpillar with input from Cat dealers. As of the Effective Date, the three (3) representatives of Caterpillar are George Taylor, Marketing & Digital Division Vice President, Phil Kelliher, Americas & Europe Distribution Vice President, and Pierre-Alain Masson, Global Rental & Used, and the three (3) representatives of RCC are Ravi Saligram, RCC CEO, Jim Barr, RCC Group President, and Karl Werner, RCC Chief Operations Officer. The Advisory Board shall review and advise on the overall strategic direction of the Alliance as well as monitor Alliance performance against the Objectives and obligations set forth in this Agreement. The Advisory Board shall be responsible for and work together in good faith to execute the following tasks: (i) coordinate, monitor and resolve any issue related to the day-to-day implementation of this Agreement; (ii) identify and address any strategic, tactical or operational issues that may arise from time to time; and (iii) review reported equipment volumes sold through RCC Auctions by Caterpillar and Cat dealers in connection with Caterpillar’s obligations under Section 4.12 of this Agreement and each Cat dealer’s obligations under the agreement entered into between RCC and the individual Cat dealer relating to RCC’s services and the provision of rich customer data (“Dealer Remarketing Agreement”).

1.3	Salesforce Engagement. Within 90 days after the Effective Date, RCC will propose a salesforce engagement plan to the Advisory Board for consideration. The plan will discuss how RCC will coach its salesforce to engage with Cat dealers and educate such salesforce about the Cat dealers’ value proposition and business model. The goal of the plan will be for the RCC salesforce and the Cat dealers to develop value-added customer solutions consistent with the Alliance and Objectives. Members of the Advisory Board and RCC will establish a task force to develop specific actions that ensure strong communication and alignment in execution of the adopted plan.

1.4	Brand. Caterpillar recognizes that RCC’s model is based on brand neutrality and that its marketplaces and auctions attract used equipment from various manufacturers, distributors and customers. Any use by RCC of a brand owned by Caterpillar will be governed by a separate agreement between the Parties. The Parties intend to enter into such an agreement in support of the Alliance.

1.5	[ *** ]

1.6	Preferred Status.

a)	During the Term or any Renewal Term of this Agreement, RCC shall be designated as a “preferred” but nonexclusive provider of online and on-site auction services by Caterpillar as provided in this Agreement. In consideration of such designation and in accordance with the terms of this Agreement, RCC shall provide use of its sites (physical and online) to Caterpillar and Cat dealers on which Caterpillar and Cat dealers can consign, list and advertise equipment and other items for sale to potential buyers, as further described below, on a commission rate structure that is a discount to RCC’s standard rates and as further described in Section 4.4.
b)	Subject to the terms of Section 4.12 of this Agreement, RCC shall designate Cat Financial and Cat Insurance as “preferred” but nonexclusive providers of financial and insurance products that purchasers of equipment branded with a trademark owned by Caterpillar may desire or require, provided that Cat Financial (i) offers financial terms that are equal to or better than other providers, (ii) pays the same fees paid by other providers, (iii) integrates into the Ritchie Bros. Financial Services’ (“RBFS”) platform and (iv) maintains the same standards of service required of other lenders on the RBFS platform (e.g., timeliness of credit decision).

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c)	Subject to the terms of Section 4.12 of this Agreement, RCC shall include Cat Financial and Cat Insurance products (including powertrain assurance programs) in its RBFS and RCC offerings, as applicable, for all equipment, provided that Cat Financial (i) pays the same fees paid by other providers, (ii) integrates into the RBFS platform and (iii) maintains the same standards of service required of other lenders on the RBFS platform (e.g., timeliness of credit decision).
d)	RCC agrees to designate Cat dealers as preferred service providers for the servicing of equipment branded with a trademark owned by Caterpillar to the extent RCC uses an outside or non-RCC service provider for such servicing.

1.7	Mascus. In order to help grow Mascus and build deeper relationships between Mascus and Cat dealers, RCC will provide volume discounts to Caterpillar and Cat dealers (through Dealer Remarketing Agreements) on Mascus advertising and syndication worldwide. Specifics of such discounts will be agreed between the parties and based on analysis of current aggregate Caterpillar and Cat dealer Mascus volume, with more substantial discounts on incremental volume. Caterpillar will strive to support RCC’s building of the Mascus business in North and South America through RCC creation and marketing of a Mascus advertising program to Caterpillar, Cat Financial and Cat dealers. RCC will strive to support CatUsed.com up to and including RCC running CatUsed.com on behalf of Caterpillar, as agreed between the Parties.

2.SCOPE OF AGREEMENT.  This Agreement is a “master” form of contract that will allow the parties to contract for equipment auction and listing services, to enter into marketing programs as agreed upon by the parties, and to exchange commercial data as more specifically described herein.

3.EFFECTIVENESS OF AGREEMENT.

3.1	This Agreement is executed as of the Execution Date but shall only become effective as set forth in Section 3.2 below.

3.2	Unless otherwise terminated or voided as provided herein, this Agreement shall become effective upon (the “Effective Date”) the consummation of the Merger contemplated by the Merger Agreement; provided, however, that (a) if the Merger has not been consummated prior to the End Date (as such term is defined in the Merger Agreement), or (b) the Merger is approved by any regulatory authority on the condition that RCC make any changes to its business (structure, process or otherwise) that may materially impact Caterpillar’s value and benefit derived from the Alliance or intents of this Agreement (as determined by Caterpillar in its reasonable discretion), this Agreement shall be null and void and of no further force or effect.

4.AUCTION AND LISTING SERVICES.

4.1	Standard Terms. This Agreement incorporates by reference RCC’s Seller Terms and Conditions attached hereto as Schedule A (“Standard Terms”). Unless otherwise defined, capitalized terms used in this Agreement shall have the same meaning ascribed to them in the Standard Terms. In the event of a conflict between the provisions of this Agreement and the Standard Terms, this Agreement shall control. The terms and conditions of this Agreement and the Standard Terms shall supersede and take precedence over the terms in any Caterpillar purchase order or other ordering document provided to RCC by Caterpillar.

4.2	Equipment Listings. The specific details of each equipment listing or consignment shall be separately specified in writing on terms and in a form acceptable to the Parties (“Equipment Listing Form”). A sample Equipment Listing Form is attached as Schedule B. Each Equipment Listing Form will include, as appropriate, Caterpillar’s contact information, equipment location, list of equipment to be offered for sale, contact for inspections, lien holder information, and payment instructions. Caterpillar has the option of outlining each equipment listing or consignment in a separate Equipment Listing Form or via a Caterpillar-generated e-mail or fax that contains the foregoing information regarding the equipment, in each case sent from an authorized representative designated by Caterpillar (a “Designated Seller Representative”) to RCC’s designated corporate office.

4.3	Affiliates. This Agreement covers the provision of services by RCC and its corporate affiliates in any geographic area in which RCC or its corporate affiliates conduct business. Accordingly, this Agreement represents a vehicle

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by which Caterpillar and its corporate affiliates can efficiently contract with RCC and its corporate affiliates in any geographic area in which RCC or its corporate affiliates conducts business for online marketplace services and live, on-site auction services. Any affiliate of RCC or Caterpillar may enter into Equipment Listing Forms outlining equipment to be placed for sale, and the terms, conditions and rights in this Agreement shall be incorporated into the Equipment Listing Form and be binding on such affiliate. For greater certainty, any consignment of equipment to an RB Channel (as defined below) would be made with the RCC corporate affiliate operating in the corresponding country of the specific auction. The term “affiliate” shall mean all entities controlling, controlled by or under common control with a Party. The term “control” shall mean the ability to vote fifty percent (50%) or more of the voting securities of any entity or otherwise having the ability to influence and direct the polices and direction of an entity.

4.4	Commission Rate.

a)	During the Term of this Agreement, Caterpillar is entitled to the fixed, volume-based commission rates set forth on Schedule C for all consignments sold through RCC’s online auctions and marketplaces (“Auction Sites”) and/or RCC’s live, on-site auction marketplaces (“Live Auctions”, and together with Auctions Sites, “RCC Auctions”). For the avoidance of doubt, the term “RCC Auctions” shall not include any closed sales channels among Caterpillar and Cat dealers.
b)	Notwithstanding the foregoing, Caterpillar is entitled to a maximum commission rate of [ *** ]% for all consignments sold via closed sales channels among Caterpillar and Cat dealers conducted through RCC Auctions during the Term.
c)	Ninety (90) days in advance of the expiration of the Term and any Renewal Term, the Parties will review the commission rates and Caterpillar Volume then in effect and negotiate in good faith potential rate or Caterpillar Volume increases or decreases in determining the Caterpillar Volume and rates that will apply during the succeeding Renewal Term. When negotiating such rates, the Parties will consider factors such as RCC costs, industry commission rate benchmarking, and the incremental value that Caterpillar and Cat dealers have brought RCC to the extent they exceeded the Caterpillar Volume in the prior Term or Renewal Term. In no event shall such rates increase by more than [ *** ] ([ *** ]) basis points over the rates for the initial Term nor, in respect of the next Renewal Term, by more than a further [ *** ] ([ *** ]) basis points over the rates for the first Renewal Term. If the Parties cannot agree on the Caterpillar Volume for the Renewal Term, the Caterpillar Volume for such Renewal Term shall be [ *** ] percent ([ *** ]%).

4.5	Listing Fee. As set forth in the Standard Terms, a listing fee (“Listing Fee”) is charged for each item of equipment inspected by RCC in advance of an RCC Auction. Caterpillar will be charged the prevailing Listing Fee at the time of each equipment Listing. Listing fees shall only be revised annually and any such revisions will be communicated to Caterpillar no later than thirty (30) days prior to such revised Listing Fees taking effect. To the extent equipment is not inspected by RCC in advance of an RCC Auction, no Listing Fee will be charged.

4.6	Out-of-Pocket Expenses. RCC shall be reimbursed for all pre-approved out-of-pocket expenses related to the sale of equipment consigned by Caterpillar for RCC Auction, including, but not limited to, refurbishment, repair, painting, cleaning, and moving and storage charges necessary for the sale of the equipment.

4.7	Reporting and Payment to Caterpillar. No later than seven (7) days after the RCC Auction, RCC shall issue to Caterpillar a settlement report (the “Settlement Report”) that will set forth in detail information regarding the sale of equipment and the allocation of the funds, subject to open items or uncollected accounts, if any. The Settlement Report also will set forth all reimbursable expenses. The sale of equipment shall be on a cash only basis. In the event of non-payment by a buyer, RCC may cancel the sale, enforce payment by the buyer, or sell the equipment and take any other action permitted by law. In addition, RCC shall be granted a security interest in such equipment to secure any amounts owed to RCC including any amounts advanced to Caterpillar by RCC for which the proceeds have not been collected from the buyer.

4.8	Timing of Proceeds from Sales of Equipment. Payment of proceeds from sales of equipment shall be made to Caterpillar as set forth in the Standard Terms.

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4.9	Certification of Liens and Encumbrances. For each equipment listing, Caterpillar shall provide RCC with information (name and contact information) regarding outstanding liens or encumbrances on such equipment at the time of listing. Unless as otherwise disclosed at the time of such equipment listing, Caterpillar shall be deemed to have certified that the equipment is or shall be free of all liens and encumbrances prior to being placed for auction with RCC. Caterpillar hereby authorizes RCC to contact potential lien holders for the disclosure of liens, charges, encumbrances and security interests and to obtain pay-off balances and releases. Caterpillar also consents to the release to RCC of any and all information pertaining to any such lien, charge, encumbrance or security interest by the holder thereof.

4.10	Titles. For sales completed on an Auction Site or IP Channel, subject to Caterpillar’s receipt of payment for the equipment, Caterpillar, at its own expense, shall deliver to RCC a bill of sale and such other documentation as may be reasonably necessary to transfer title to the equipment to the buyer. For each consignment of equipment to a live, onsite auction in the RB Channel, Caterpillar, at its own expense, will deliver to RCC all documents as may be reasonably necessary to transfer title to the equipment to the buyer in accordance with the Standard Terms. Caterpillar agrees and acknowledges that pursuant to the Standard Terms, Caterpillar hereby appoints RCC as its attorney-in-fact with a limited power of attorney (“LPOA”) to execute on Caterpillar’s behalf, all documents necessary and required to transfer title to, and permit registration of ownership of, any portion of the equipment to the buyer; provided, however, if original titles or a notarized LPOA are required by state or local regulation to transfer title, Caterpillar shall provide RCC with either, as applicable, (i) signed original titles or (ii) a notarized LPOA and unsigned original titles at least two weeks prior to the sale date. Failure to provide title(s) and/or an LPOA as required will prevent the equipment from being made available for sale until such documentation is provided. For IP Channels, titles shall be sent to: IronPlanet Holdings, Inc., Attn: Title Specialist, 3825 Hopyard Road, Ste. 250, Pleasanton, CA 94588. Phone: 925-225-8800, as such address may be updated from time to time. For RB Channels, titles shall be sent to the local RCC auction office at which the corresponding equipment will be sold.

4.11	Currency and Payment. All prices noted in this Agreement are listed in U.S. Dollars. Other than equipment Listing Forms entered into in respect of Live Auctions through RB Channels: (a) Equipment Listing Forms entered into with Caterpillar in the U.S. will be invoiced and paid in U.S. Dollars; (b) Equipment Listing Forms entered into with Caterpillar in Canada will be invoiced and paid in Canadian Dollars; (c) Equipment Listing Forms entered into with Caterpillar in Europe will be invoiced and paid in Euros; (d) Equipment Listing Forms entered into with Caterpillar in the United Kingdom will be invoiced and paid in Pounds Sterling; (e) Equipment Listing Forms entered into with Caterpillar in Australia will be invoiced and paid in Australian Dollars; and (f) Equipment Listing Forms entered into with Caterpillar in a country other than the U.S., Canada, the UK, Australia or country within Europe will be invoiced and paid in U.S. Dollars. Unless otherwise agreed by the Parties in writing, Equipment Listing Forms entered into with RCC in respect of Live Auctions through RB Channels will be invoiced and paid in the local currency of the applicable RCC office, except in the case of Mexico, Panama, and the United Arab Emirates which will be invoiced and paid in U.S. Dollars.

4.12	Caterpillar Volume Commitments.

a)	Commitment. From time to time Caterpillar and Cat dealers may choose to dispose of equipment via public online or on-site auctions in the following jurisdictions: North America (United States, Canada and Mexico); the United Kingdom (England, Scotland, Wales and Northern Ireland); Australia; the Middle East (Turkey, Israel, Saudi Arabia, United Arab Emirates, Egypt, Iraq, Yemen, Jordan, Palestine, Lebanon, Oman, Kuwait, Qatar and Bahrain); or the European Union (Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden) (“Total Volume”). Of the Total Volume, Caterpillar agrees that the following percentages of equipment, as calculated per below, shall be disposed of through RCC Auctions (“Caterpillar Volume”):

2017	2018	2019	2020
[ *** ]%	[ *** ]%	[ *** ]%	[ *** ]%

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For the avoidance of doubt and for purposes of the Total Volume definition, public online or on-site auctions do not include closed auctions among Caterpillar and/or Cat dealers.

b)	Calculation. The Caterpillar Volume will reflect, in the aggregate, the percent of equipment as compared to the Total Volume that Caterpillar and Cat dealers sell through RCC Auctions. Within sixty (60) days of the end of each calendar year, as set forth in the table above, Caterpillar will report to RCC the Caterpillar Volume as a percent of the Total Volume. When calculating the Caterpillar Volume, Caterpillar will consider the percent of dollars represented by the Total Volume.
c)	Effect of Caterpillar Volume Commitments. To the extent Caterpillar fails to achieve the Caterpillar Volume in any calendar year, RCC may, subject to the terms hereof, (i) revoke Caterpillar’s access to the Tool granted in Section 6.1, (ii) discontinue provision of the Information set forth in Section 6.2, and/or (iii) only to the extent Caterpillar fails to cure as set forth in Section 4.12(d), terminate this Agreement in accordance with Section 7. The Parties agree that the remedies set forth herein are the exclusive RCC remedies for failure by Caterpillar to achieve the Caterpillar Volume and such failure shall not be considered grounds to claim damages for breach. RCC further agrees not to revoke Caterpillar’s access to the Tool granted in Section 6.1 or discontinue providing Information set forth in Section 6.2 to Caterpillar (the “Data Remedies”) for the first twelve (12) months following the Effective Date, regardless of the Caterpillar Volume commitments set forth in this Section 4.12. For the avoidance of doubt, RCC taking action on the Data Remedies shall not affect Caterpillar’s rights in the Information, granted pursuant to Section 6.3, previously received, extracted, used, reviewed, shared, distributed, transferred, analyzed or processed and shall also not affect Caterpillar rights in any derivative works made therefrom.
d)	Caterpillar Cure. To the extent Caterpillar fails to meet the Caterpillar Volume commitment for a calendar year, RCC agrees that before RCC may take action on any of the remedies set forth in Section 4.12(c), the Advisory Board shall meet within thirty (30) days after determination of such failure to discuss in good faith waiving or modifying the Caterpillar Volume commitment for that year or granting Caterpillar the opportunity to achieve the Caterpillar Volume with an extended timeline. Following such Advisory Board meeting, RCC shall provide Caterpillar with at least thirty (30) days’ prior written notice before it takes action on the Data Remedies. RCC shall resume sharing data pursuant to its commitments under Section 6 immediately following Caterpillar achieving the Caterpillar Volume percentage for the then current year as set forth in Section 4.12(a) for the three (3) months following RCC’s actions regarding the Data Remedies.
e)	Cat dealers. Caterpillar understands that RCC will require a minimum volume commitment from Cat dealers as further described in Section 4.14 as a condition to granting Cat dealers access to certain data elements. Caterpillar further understands that such requirements will be agreed between RCC and each Cat dealer that agrees to so contract with RCC in a Dealer Remarketing Agreement or other such agreement.

4.13	Volume Commitment Audit Rights. RCC shall have the right to audit Caterpillar’s reporting of Caterpillar Volume through the use of a “clean team” which will be comprised of independent outside consultants that do not interact with Caterpillar and are not involved with the Alliance and Objectives. Such consultants will review Caterpillar’s methodology for creating the reports, together with the data and records used in generating the reports. Such consultant will be engaged to perform such work and share only their conclusions with RCC, not Caterpillar’s internal business processes and reporting procedures.

4.14	Dealer Volume Requests. Caterpillar understands that RCC will require Cat dealers that choose to enter into a Dealer Remarketing Agreement to sell greater than [ *** ] of equipment sold through RCC Auctions (for greater certainty, excluding the use of non-transactional listing services),[ *** ]. RCC will agree in the Dealer Remarketing Agreement not to revoke Cat dealers’ access to the data provided thereunder for the first twelve (12) months following the effective date of such agreement, regardless of the Cat dealer’s volume commitments. For the avoidance of doubt, Caterpillar makes no commitments to RCC about the volume of equipment Cat dealers will sell through RCC Auctions.

4.15	Auction Locations. For Live Auctions where RCC does not have a permanent location, RCC shall seek to use Cat dealer sites when appropriate. Additionally, in preparation for Live Auctions and at RCC’s locations, RCC will use equipment branded with a trademark owned by Caterpillar as its preferred equipment.

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4.16	Cat Parts. RCC will use genuine Cat parts for servicing equipment branded with a trademark owned by Caterpillar that is (a) used in RCC’s operations or (b) in RCC’s care, to the extent RCC may select the brand of parts to use. RCC will encourage sellers and buyers at RCC Auctions to select Cat parts for service.

5.Marketing.

5.1	RCC will provide Caterpillar with preferred access for marketing opportunities such as the following, which opportunities RCC agrees will also be reflected in the Dealer Remarketing Agreement with each Cat dealer that chooses to so contract with RCC:

a)	Prominent signage, in conformance with Caterpillar brand standards;
b)	Warranty sale opportunities;
c)	Ability to promote service offerings; and
d)	Ability to promote finance offerings (for Caterpillar consistent with Section 1.6).

5.2	RCC will work with Caterpillar and Cat dealers to help drive demand for new sectors (such as power generation) in both the IP Channels and RB Channels.

5.3	The Parties shall review and discuss adoption of additional marketing programs that may include: (a) additional lead generation and co-marketing arrangements; (b) appropriate business intelligence gathering and sharing; and (c) direct marketing programs to the Caterpillar’s and RCC’s customer bases.

5.4	Caterpillar will assist RCC (a) with verification of emissions regulatory status of certain serial numbers and (b) by connecting RCC with Cat dealers to purchase appropriate decals for equipment. RCC is ultimately responsible for confirming an item’s regulatory status and the placement of appropriate decals.

5.5	Caterpillar will provide RCC with publicly available product information and specifications so RCC can better market equipment branded with a trademark owned by Caterpillar.

5.6	RCC and Cat dealers will work together to create a “welcome kit” to encourage winning bidders to become Cat dealer customers.

6.Data Sharing.

6.1	Tool. RCC will provide Caterpillar with access to the Dealer Portal (the “Tool”), which shall be an access point to certain applications including the IronPlanet Auction Pricing Tool. Such access shall be provided through the Internet at a web address to be provided by RCC. RCC hereby grants Caterpillar a worldwide, fully paid up, royalty free, non-exclusive, license to access the Tool. The Tool provides the following data related to equipment sales: Year, Make, Model, Sales Price, Serial Number, Date of Sale, Buyer Location and Description of the equipment.

6.2	Data. Pursuant to the data licenses below and in addition to access to the data set forth in the Tool, RCC shall in accordance with Sections 6.4(a) and 6.4(b) provide Caterpillar with the following information (together with the data set forth in the Tool, the “Information”):

a)	In respect of all equipment branded with a trademark owned by Caterpillar (“Cat Branded Equipment”), Customer Information (as defined below) for:
i)	[ *** ], together with the [ *** ] and [ *** ], for such Cat Branded Equipment sold through an Auction Site that was previously owned by IP, a Live Auction of the type previously run by IP or any other online marketplace previously owned by IP (the “IP Channels”) or any other equipment sale marketplace that is not within the IP Channels (“RB Channels”); and
ii)	[ *** ]for such Cat Branded Equipment sold through IP Channels or RB Channels, provided that in the context of a live on-site auction within the IP Channels or RB Channels, RCC agrees to provide the information set forth in this section 6.2(a)(ii) only to the extent RCC collects such information;
b)	In respect of all equipment consigned by Caterpillar or a Cat dealer (“Cat Consigned Equipment”), Customer Information for:

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i)	[ *** ], together with the [ *** ] and [ *** ], for such Cat Consigned Equipment sold through IP Channels or RB Channels; and
ii)	[ *** ] for such Cat Consigned Equipment sold through IP Channels or RB Channels, provided that in the context of a live on-site auction within the IP Channels or RB Channels, RCC agrees to provide the information set forth in this Section 6.2(b)(ii) only to the extent RCC collects such information.
c)	A one-time report with [ *** ] of equipment branded with a trademark owned by Caterpillar and sold through the RB Channels; and
d)	(A) Inspection and condition reports for all equipment branded with a trademark owned by Caterpillar regardless of the channel to the extent RCC conducts an inspection; and (B) Inspection and condition reports for all equipment consigned by Caterpillar or a Cat dealer regardless of the channel to the extent RCC conducts an inspection.

“Customer Information” shall mean: [ *** ].

RCC further agrees that the Information it will provide Caterpillar under Section 6.2(a) regarding equipment branded with a trademark owned by Caterpillar shall be provided to Caterpillar exclusively, provided RCC shall not be restricted from sharing such information with the consignor of the specific equipment or from using the Information for its business operations in the ordinary course.

6.3	License. RCC further grants Caterpillar a worldwide, perpetual, fully paid up, royalty free, non-exclusive, irrevocable, transferable license to receive, use, review, share, distribute and make derivative works from Information. For the avoidance of doubt, Caterpillar may use, distribute, transfer, analyze and process the Information, including through the use of third party processors. The license set forth in this Section 6.3 is intended to grant such rights in the Information to Caterpillar for use in Caterpillar’s internal business purposes which, for the avoidance of doubt, includes, without limitation, (a) incorporating or integrating such data into products and services that Caterpillar sells to customers, either directly, through Cat dealers or by other means, provided that the data is not being sold on a standalone basis as a data set regardless of form, (b) incorporating such data into products and services used by Cat dealers, (c) business intelligence, and (d) marketing.

For the avoidance of doubt, this Section 6.3 does not restrict RCC’s rights to use the Information for its internal business purposes or from developing services and products (for which it may derive a fee) that utilize aggregated Information.  Further, RCC shall not be restricted or prevented (through this Agreement) from entering into similar data sharing arrangements with other customers or manufacturers as it relates to such customers’ or manufacturers’ equipment.

6.4	Data Delivery.

a)	Method. As of the Effective Date and subject to the terms of this Agreement, RCC shall deliver the Information to Caterpillar through the Tool and by such other means as are necessary to fully deliver the Information, as agreed between Caterpillar and RCC. RCC is committed to enhancing the delivery of data directly to Caterpillar through a data feed (or other similar means) and to develop other mutually acceptable means and methods to accelerate the delivery of information where time is of the essence.
b)	Timing. For Information that is collected on IP Channels, RCC shall provide such Information to Caterpillar immediately upon the Effective Date. In the case of data collected on RB Channels, RCC shall provide such Information as soon as reasonably practicable for RCC technologically, but no later than one hundred and twenty (120) days following the Effective Date.
c)	Delivery to Cat dealers Working with IP as of the Execution Date. Cat dealers that are engaged with IP and receiving certain customer data as of the Execution Date shall continue to receive such data consistent with past practice following the Effective Date. Caterpillar understands that RCC will require Cat dealers to enter into Dealer Remarketing Agreements that include certain terms for such Cat dealers to begin receiving service territory specific data from RCC that is broader than what is received as of the Execution Date. RCC shall be prepared (technologically and otherwise) to commence sharing this broader set of service territory specific data with Cat dealers within one hundred twenty (120) days following the Effective Date.

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d)	Delivery to other Cat dealers. For Cat dealers not engaged with IP as of the Execution Date but that wish to engage with RCC under a Dealer Remarketing Agreement or otherwise, RCC agrees that such Cat dealers will commence receiving the agreed upon data as soon as possible following execution of the Dealer Remarketing Agreement and being on-boarded by RCC onto the RCC data interface then in effect.

6.5	Customer Documentation. RCC will revise its template customer agreements and other related documentation, including its privacy policy, if any and as needed, to reflect the data sharing principals expressed herein such that RCC is permitted in the future to share data consistent with its obligations set forth in this Agreement and as permissible under applicable privacy laws and regulations. To the extent Caterpillar wishes to use data acquired under this Agreement for purposes other than those expressly outlined in this Agreement, Caterpillar will be solely responsible for obtaining such consent from customers as it deems necessary in its discretion.

6.6	Warranty; Limitation of Liability. EACH PARTY warrants that the services IT provideS under this Agreement will be provided in a professional manner AND TO THE REASONABLE SATISFACTION OF THE RECEIVING PARTY. ADDITIONALLY, EACH PARTY warrants that the INFORMATION IT provideS under this Agreement will be provided in a professional manner. Except as expressly provided in the immediately preceding sentenceS or as otherwise expressly set forth in this agreement or an equipment listing form, ALL SERVICES AND INFORMATION PROVIDED BY OR THROUGH THIS AGREEMENT ARE PROVIDED WITHOUT WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TO THE FULLEST EXTENT PERMITTED BY LAW AND EXCEPT FOR Either party’s BREACH OF THE LICENSES GRANTED TO THE INFORMATION IN SECTION 6.3 or Section 8 of this Agreement, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, PUNITIVE, COVER, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, WHETHER IN CONTRACT OR TORT OR UNDER ANY OTHER THEORY OF LIABILITY, INCLUDING LOSS OF REVENUE, PROFITS, OR BUSINESS, ANY LOSS OF GOODWILL OR REPUTATION, OR COST OF REPLACEMENT GOODS AND/OR SERVICES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.7	Telematics.

a)	Live Auctions. For Live Auctions, RCC, in compliance with all applicable law, shall use its best reasonable efforts to obtain any necessary consent to place and activate a data transmitter, such as a telematics device (“Data Transmitter”), on (i) each piece of equipment listed by Caterpillar or Cat dealers for sale via IP Channels or RB Channels and (ii) each piece of equipment branded with a trademark owned by Caterpillar and listed by others, to the extent the equipment is not already outfitted with such a device. Such request for consent shall be included in RCC’s initial documentation with customers or as otherwise agreed between RCC and Caterpillar. For equipment sellers and purchasers that consent to the placement of a Data Transmitter and its activation, RCC would further provide any necessary notice to activate such Data Transmitter so as to collect information from the equipment and transmit the same to Caterpillar. The form of such consent is attached hereto as Schedule D. Notwithstanding anything in this Agreement to the contrary, Caterpillar may amend Schedule D to this Agreement at any time by sending a copy of the revised Schedule D to any RCC representative on the Advisory Board. The amended consent form will be used in replacement of the previously provided consent form no later than thirty (30) days from the date of delivery, and for greater certainty, RCC will be under no obligation to obtain consent from any customers retroactively or for any Live Auctions already in process.
b)	Auction Sites. For auctions conducted through the Auction Sites, RCC would provide the purchaser of each piece of equipment purchased via RCC’s services with Caterpillar’s then current promotion for the installation of a Data Transmitter on such purchased equipment.
c)	Costs. Caterpillar and Cat dealers will be responsible for the cost of hardware and installation of Data Transmitters, while RCC will be responsible for the implicit cost of obtaining the necessary consents through its business processes.
d)	Data Sharing to RCC. RCC shall be entitled to receive certain data from the equipment sold through the RCC Auctions that RCC causes to become equipped with a Data Transmitter, accompanied by consent as

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set forth in Section 6.7(a) from the equipment owner as outlined above and as allowed by applicable law. The data RCC shall receive pursuant to this Section 6.7(d) shall be provided for RCC’s internal use (and not for RCC resale) and shall include (i) the machine hours at the later of the activation of the telematics device or the date the equipment is sold using the RCC Auctions and (ii) the location of the equipment 120 days after the date the equipment is sold using the RCC Auctions.
e)	Audit. Caterpillar shall have the right at reasonable times and during normal business hours to audit, inspect and copy RCC’s records maintained in connection with this Section 6.7, including any consents, notices and other documents.
f)	Advance Notice. To allow Caterpillar to effectively market Data Transmitters and other related services to customers, RCC shall provide Caterpillar with a list of equipment serial numbers for equipment that is (i) branded with a trademark owned by Caterpillar or (ii) listed or consigned by Caterpillar or a Cat dealer via RCC’s services, at least five (5) days in advance of the applicable RCC Auction for all equipment that has been consigned to such RCC Auction or otherwise as promptly as reasonably practicable.

7.TERM AND TERMINATION.

7.1	Term. The term (“Term”) of this Agreement shall be a five (5) year period commencing on the Effective Date (the “Initial Term”). Thereafter, this Agreement will automatically renew for consecutive renewal terms of three (3) years (each, a “Renewal Term”), except that if the Caterpillar Volume has not been met for the previous calendar year RCC may elect to terminate subject to compliance with the provisions of Sections 4.12(d) and 7.2. The Parties will make reasonable efforts to resolve any disputes between them. Reasonable efforts shall include the relevant business team, or portions thereof, from each of Caterpillar, RCC and the affected Cat dealer, if appropriate, meeting to attempt to resolve the dispute. To the extent that team cannot come to a resolution of the dispute, the Advisory Board shall meet to attempt to resolve the dispute.

7.2	Termination. To the extent the Parties are unable to resolve a dispute, either Party may terminate the Agreement for cause upon not less than twelve (12) months written notice prior to the end of the then-current Initial Term or Renewal Term, as the case may be. The termination of this Agreement shall not affect any right or obligation of a Party that accrues under this Agreement prior to the effective date of the termination of this Agreement. The Parties’ rights and obligations under the last sentence of Section 4.12(c) – Effect of Volume Commitments; Section 7 –Term and Termination, Section 8 – Confidentiality, and Section 9 – Miscellaneous will survive termination of this Agreement.

7.3	Transition Services. To the extent this Agreement is terminated per Section 7.2, the Parties will work together to devise mechanisms to provide continuity of benefits for a transition and wind-down period (the “Transition Period”) of up to twenty-four (24) months (at Caterpillar’s election, or as few as twelve (12) months if RCC has terminated for cause) following notice of any termination. During the Transition Period, RCC shall: (a) continue to provide auction services and access to the Information as set forth in Section 6; and (b) provide transition services to enable Caterpillar to achieve a smooth transition and avoid disruption while it explores alternative auction solutions. Caterpillar will pay RCC for transition services at RCC’s cost plus [ *** ] percent ([ *** ]%). During the Transition Period and notwithstanding the terms of Section 6.2, access to the Information shall be provided to Caterpillar on a non-exclusive, royalty free basis. For the sake of clarity, data sharing pursuant to Section 6 and commission rates then in effect shall remain unchanged during the Transition Period, subject to continued observance by Caterpillar of the Caterpillar Volume described in Section 4.12. The Parties shall work cooperatively during the Transition Period to ensure an orderly wind-down and transition.

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8.CONFIDENTIALITY.

8.1	In the spirit of the strategic alliance described in this Agreement, Caterpillar and RCC anticipate disclosing to one another information that each deems to be confidential or proprietary. The receiving Party shall (a) accord Confidential Information (as defined below) received by it from the disclosing Party with the same degree of confidential treatment that it accords its similar proprietary and confidential business and technical information, which shall not be less than the care a reasonable business person would exercise under similar circumstances, (b) use such Confidential Information only as permitted in writing by the disclosing Party or as contemplated in this Agreement, and (c) not disclose any of such Confidential Information to any Person other than its directors, officers, employees, and representatives (collectively “Representatives”) who have a need to know in connection with this Agreement.

8.2	Notwithstanding any other provision of Section 8.1, the receiving Party may disclose Confidential Information of the disclosing Party, without liability for such disclosure, to the extent that such disclosure is (a) required to be made pursuant to applicable law, government authority, duly authorized subpoena, or court order, in which case the receiving Party will provide prompt notice to the disclosing Party and endeavor to give the disclosing Party an opportunity to respond prior to such disclosure, (b) required to be made to a court or other tribunal in connection with the enforcement of the receiving Party’s rights under this Agreement, or (c) approved by the prior written consent of the disclosing Party.

8.3	The rights and obligations under this Section 8 with respect to any Confidential Information will survive for as long as such information continues to qualify as Confidential Information under Section 8.6.

8.4	Upon the request of the disclosing Party following the termination of this Agreement, and in accordance with the disclosing Party’s written instructions and at the disclosing Party’s expense, the receiving Party will promptly return or destroy all of the disclosing Party’s Confidential Information in the receiving Party’s possession or control; provided, that the receiving Party may retain a legal file copy and will not be required to destroy electronic back-up copies made in the ordinary course of business, so long as the receiving Party does not use such copies following the termination of this Agreement.

8.5	No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable laws, in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure. Notwithstanding any other provision of this Agreement, if RCC believes in good faith that it is required to file or publicly disclose a copy of this Agreement to comply with any applicable disclosure laws or regulations (including any reporting requirement of the Securities Exchange Commission), or any listing requirement of any stock exchange, RCC shall (a) use its reasonable efforts to notify Caterpillar prior to any such filing of this Agreement; (b) use its reasonable efforts to redact pricing and other competitively sensitive terms and conditions of this Agreement as Caterpillar may reasonably request prior to any such filing; and (c) file a confidential treatment request reasonably acceptable to Caterpillar with respect to such redacted document as part of any such filing.

8.6	“Confidential Information” means any design, specification, idea, concept, plan, copy, formula, drawing, procedure, business process, organizational data, customer or supplier lists, or other business or technical information that the disclosing Party holds confidential or considers proprietary whether oral, written or viewed by audit, in connection with this Agreement. Notwithstanding the foregoing, the term “Confidential Information” does not include any information that (a) was already in the possession of the receiving Party prior to the receipt of the information from the disclosing Party without restriction on its use or disclosure; (b) is or becomes available to the general public through no act or fault of the receiving Party; (c) is rightfully disclosed to the receiving Party by a third party without restriction on its use or disclosure; or (d) is independently developed by the receiving Party without any use of or reference to the disclosing Party’s Confidential Information.

8.7	Notwithstanding the foregoing to the contrary, RCC shall be free to use and disclose to persons and entities (a) any information regarding the pricing and specifications of any equipment sold at public auction or available for sale at public auction through Auction Sites and/or Live Auctions to the extent disclosed as part of the auction and provided

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to all bidders, and (b) any relevant commercial data from RCC’s business, including, but not limited to, market data, real-time public auction pricing, equipment utilization data, and regional sales trend information, so long as such commercial data does not identify Caterpillar and cannot be segmented to separately identify Caterpillar. Further, RCC may share any information regarding any equipment branded with a trademark owned by Caterpillar sold at public auction or available for sale at public auction through Auction Sites and/or Live Auctions with the consignors of such items.

8.8	Further, in the event that RCC is engaged to provide services to a manufacturer of products competitive with those of Caterpillar, its affiliate, dealers or distributors, then RCC is obligated and will not disclose to Caterpillar confidential commercial information regarding the business of such manufacturers of such products and such manufacturers’ dealers and distributors.

9.MISCELLANEOUS.

9.1	Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. Execution and delivery of the Agreement may be evidenced by facsimile, PDF (Portable Document Format), or electronic signature and shall hold the same force and effect as an original signature for purposes of binding the Parties.

9.2	Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding their strategic alliance and supersedes any prior understandings, agreements, or representations by the Parties, written or oral, to the extent that they relate in any way to the Alliance. For the avoidance of doubt and only upon the Effective Date, this Agreement supersedes and terminates that certain Master Operating and Remarketing Agreement dated as of April 1, 2015 by and between Caterpillar and IP.

9.3	Amendment. This Agreement may be amended or modified only by a writing that is signed by the Parties and that refers explicitly to this Agreement.

9.4	Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign any of its rights or obligations under this Agreement, directly or indirectly, without the prior written consent of the other Party, and any attempt to do so without the required consent will be void and of no effect.

9.5	No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the Parties.

9.6	Severability. Any provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining provisions of this Agreement or the validity or enforceability of the offending provision in any other situation or in any other jurisdiction. The Parties will attempt in good faith to replace any such invalid or unenforceable provision with a valid and enforceable provision designed to achieve, to the extent possible under applicable laws, the business purpose and intent of such invalid or unenforceable provision.

9.7	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

9.8	Forum. The Parties agree and further acknowledge that any claim, demand or suit made in connection with any lien, claim, demand or suit arising from this Agreement be initiated in the U.S. District Court for the Southern District of New York and that only in the event such federal court is not available may a dispute arising from this Agreement be initiated in any of the Superior Courts in the State of New York. Each Party irrevocably waives, to the fullest extent allowed by applicable law, the defense of an inconvenient forum in any such action or proceeding.

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9.9	Relationship. Nothing in this Agreement is to imply an agency, joint venture, partnership, or fiduciary relationship between the Parties. Neither Party is authorized to make any representations or commitments on behalf of the other Party.

9.10	Expenses. Except as otherwise expressly set forth in this Agreement, each Party shall bear all of its own costs and expenses incurred in performing and complying with such Party’s obligations related to or arising out of this Agreement.

9.11	Force Majeure. No failure or delay by any Party in the performance of any of its obligations under this Agreement will be deemed a breach of this Agreement or create any liability, if such failure or delay arises from a general strike, labor dispute, lockout, fire, flood, severe weather, or other act of God, war, terrorism, insurrection, civil disturbance, embargoes of goods by any government or any other governmental action, and any such cause will absolve the affected Party from liability for such failure or delay in performing such obligation or responsibility; provided, that the affected Party uses commercially reasonable efforts to avoid or promptly remove such causes of nonperformance and promptly resumes performance when such causes are removed. The affected Party will provide the other Party with prompt written notice describing any failure or delay in performance that occurs by reason of force majeure and stating the estimated delay in performance due to such force majeure. The Parties will remain liable for those obligations under this Agreement that are not affected by the force majeure event.

9.12	Waiver. No waiver by a Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty under this Agreement, whether intentional or not, will be valid unless such waiver is in writing and signed by the Party making such waiver, nor will such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty.

9.13	Incorporation of Schedules. The schedules identified in this Agreement are incorporated in this Agreement by reference and made a part of this Agreement.

9.14	Notices. Any notice, request, instruction, or other document to be given under this Agreement by a Party will be in writing and will be deemed to have been given (a) when received, if given in person or by courier or a reputable courier service (e.g., FedEx, UPS, DHL, etc.), (b) on the date of transmission, if sent by facsimile or other wire transmission including electronic mail (receipt confirmed) or (c) five (5) Business Days after being deposited in the mail, certified or registered, postage prepaid.

If to RCC: Ritchie Bros. 9500 Glenlyon Parkway Burnaby, BC V5J 0C6 Attn: Jim Barr Email: Facsimile: With a copy to: Ritchie Bros. 9500 Glenlyon Parkway Burnaby, BC V5J 0C6 Attn: Legal Affairs Facsimile:

If to Caterpillar:

Caterpillar Inc.

100 NW Adams

Peoria, IL 61629

Attn: George H. Taylor, Jr.

Email:

Facsimile:

With a copy to:

Caterpillar Inc.

100 N.E. Adams Street

Peoria, Illinois 61629

Attn: General Counsel

Facsimile:

9.15	Construction. Capitalized terms defined in the singular include the plural and vice versa. The words “include,” “includes,” and “including” mean include, includes, and including “without limitation.” Unless otherwise provided in this Agreement, all references to a “Section” or a “Schedule” are to a Section of or a Schedule attached to this Agreement. Reference to and the definition of any document will be deemed a reference to such document, including any schedules or exhibits to such document, as it may be amended, supplemented, revised, or modified

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upon mutual written agreement of the Parties. The headings appearing in this Agreement are inserted for convenience only and in no way define, limit, construe, or describe the scope or extent of any Section or in any way affect any Section.

9.16	Jointly Drafted. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring either Party by virtue of the authorship of any provisions of this Agreement.

9.17	Independent Legal Counsel. The Parties acknowledge that they have been advised or had the opportunity to be advised by their own independently selected counsel and other advisors in connection with this Agreement and enter into this Agreement solely on the basis of that advice and on the basis of their own independent investigation of all of the facts, laws, and circumstances material to this Agreement, and not in any manner or to any degree based upon any statement or omission by the other Party or its counsel.

[SIGNATURE PAGE FOLLOWS]

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In Witness Whereof, the Parties hereto have caused this Strategic Alliance and Remarketing Agreement to be executed by their duly authorized representatives as of the Execution Date, and each represents and warrants to the other that it has validly executed this Strategic Alliance and Remarketing Agreement and has the legal power to do so.

CATERPILLAR INC.RITCHIE BROS. AUCTIONEERS incorporated

By: /s/ George H. Taylor By: /s/ Ravichandra Saligram________________

Name: George H. TaylorName: Ravichandra Saligram

Title: Vice PresidentTitle: Chief Executive Officer

IRONPLANET, INC. (solely for purposes of
Sections 3, 7, 8 and 9)

By: /s/ Douglas P. Feick

Name: Douglas P. Feick

Title: Senior Vice President and Chief Legal Officer

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SCHEDULE A TO Strategic Alliance AND REMARKETING AGREEMENT

SELLER TERMS AND CONDITIONS

This SCHEDULE A to Strategic Alliance and Remarketing Agreement provides additional terms that govern the sale of the equipment and the provision of related services by RCC.

These Seller Terms and Conditions, including all schedules and other policies, establish the terms of your use of RCC's sites and services (e.g., www.rbauction.com, www.ironplanet.com, eu.IronPlanet.com, www.truckplanet.com, www.govplanet.com, www.allequip.com, www.catauctions.com and any third party online marketplace owned by RCC) and are incorporated by reference into the Strategic Alliance and Remarketing Agreement between Caterpillar and RCC for the consigning, or listing and advertising of equipment for sale to buyers at RCC Auctions.

1.	Services. RCC offers you the use of the Auction Sites, which function as an online marketplace and platform on which you can list and advertise equipment for sale to potential buyers (“Buyers”), as well as live, on-site auctions in the RB Channel or the IP Channel, such as Cat Auction Services’ eQuipment Yard timed out auction marketplace. In respect of sale completed using the Action Sites or IP Channels, each Party is acting on its own behalf, and RCC is not a party to the subsequent purchase contract for equipment that is entered into between Caterpillar and the Buyer. The Auction Sites and/or the live, on-site auctions in the IP Channel shall be a listing site for the equipment, and Caterpillar shall not offer for sale or sell the equipment in any other manner until the earlier of (i) the date the equipment is sold in Live Auction or Auction Sites, or (ii) for the period of ninety (90) days following the date Caterpillar withdraws the equipment from the applicable auction. By listing a piece of equipment with RCC on an Auction Site or in the IP Channel Caterpillar extends an irrevocable offer to sell the equipment, as applicable, (a) to a Buyer who is the highest bidder and who meets or exceeds the opening bid or reserve price, or (b) to a Buyer who commits to purchase equipment at the buy now price. After the winning bid for a piece of equipment has been established by RCC or the Buyer has committed to purchase the equipment at the buy now price, the bid or purchase commitment of Buyer will be automatically accepted by the Caterpillar and a purchase contract between Caterpillar and Buyer is automatically concluded ("Purchase Contract"). All applicable terms and conditions of this Agreement shall apply to the Purchase Contract. Buyer and Caterpillar will be notified of the conclusion of the Purchase Contract by an email or other notification that is generated automatically by the Auction Site or at the live, on-site auction in the IP Channel. There is no guarantee as to the gross proceeds that may be realized from the sale of equipment through the Auction Site other than by Caterpillar establishing a reserve price which may or may not be accepted by a Buyer. In respect of sales via live, on-site auctions in the RB Channels (an “RB Auction”), RCC shall, as agent of Caterpillar, offer for sale to Buyers the equipment designated for sale at the RB Auction. After the winning bid for a piece of equipment has been accepted and established by RCC, the Buyer will be unconditionally and irrevocably bound to complete the purchase of such piece of equipment. Auctions within the RB Channel will have the exclusive right to sell any equipment designated on an Equipment Listing Form for sale by such means and Caterpillar shall not withdraw such equipment, or offer for sale or sell such equipment in any other manner, from the date the equipment is first advertised for sale at an RB Auction which generally occurs twenty (20) days in advance of said auction. All Live Auctions are unreserved and equipment offered for sale will be sold to the highest bidder on the date of the auction. There is no guarantee as to the gross proceeds that may be realized from sales of equipment at Live Auctions and RCC has no obligation or duty to withdraw equipment from such auctions or cancel the same. The timing of the sale of equipment and opening bid shall be set by RCC. RCC shall use its best efforts to sell the equipment on behalf of Caterpillar in a commercially reasonable manner. Caterpillar may not intentionally manipulate, directly or indirectly, the price of equipment by any means. To the extent Caterpillar wishes to sell equipment at Live Auction outside of the U.S., Canada, U.K., Europe and Australia, the Parties will cooperate and review the terms in this Schedule A to ensure any local laws and requirements relating to the sale of equipment are addressed in a mutually satisfactory manner.
2.	Inspections. For all requested inspections, Caterpillar agrees to permit RCC and/or its authorized representatives to test and inspect each piece of equipment at a time and place specified in the Agreement or as otherwise mutually agreed. To the extent conducted as part of the ordinary course of business, RCC shall produce an inspection report ("Inspection Report") for each piece of equipment. RCC inspections are solely for the purpose of reporting on the condition of the equipment's major systems and attachments. RCC inspections are NOT intended to detect latent or hidden defects or conditions that could only be found in connection with the physical dismantling of the equipment or the use of diagnostic equipment or techniques. As such, RCC provides all Inspection Reports to Caterpillar “as is.” Caterpillar’s failure to properly maintain the equipment from the date of inspection until its removal from Caterpillar’s location by Buyer will void the inspection. If Caterpillar alters or performs repairs or other maintenance to the equipment after the inspection, another inspection will be required, and Caterpillar will be subject to a re-inspection fee for the actual costs of such additional inspection. Subject to the foregoing, all Inspection Reports and reports related to re-inspection shall be shared by RCC with Caterpillar. RCC acknowledges and agrees that Caterpillar is permitted to use, share and distribute all information that will be contained in such Inspection Reports, consistent with the terms of the Agreement, including sharing such information and Inspection Reports with its consultants, data processors, legal counsel and financial advisors.
3.	Equipment Availability; Risk of Loss; Insurance. Caterpillar agrees to have the equipment available for transportation, complete with ignition key, to the Buyer no later than one (1) business day after the conclusion of the sale. The responsibility and risk of loss for equipment shall be and remain with Caterpillar (and not RCC) until the earlier of: (i) the removal of the equipment from the posted equipment location by the Buyer or the Buyer's designated transportation provider or (ii) receipt by Caterpillar of all proceeds from the sale of equipment. Thereafter, the equipment shall be and remain at the risk of the Buyer or the Buyer's designated transportation provider (and not RCC). With respect to sales through live, on-site auction, Caterpillar shall be responsible for maintaining insurance coverage pertaining to the equipment and its transfer to and from, and storage at, the auction site, until the earlier of transfer of title of the equipment or removal from the equipment from the auction site. RCC has no obligation to maintain insurance coverage pertaining to the equipment in the possession of RCC for purposes hereunder.
4.	Delivery. For sales of equipment to be conducted by RCC through live, on-site auctions, Caterpillar, at its expense, shall deliver the equipment and all related titles, certifications, or other documents relating to ownership to RCC at the auction site no later than fifteen (15) days prior to the auction. At the time of delivery to the auction site the equipment shall be in compliance with all Federal and State regulations regarding emissions, safety or any other regulations as required by law. Titled items must have a legible VIN or other I.D. as required by law. Caterpillar will disclose to RCC any and all modifications or omissions to the aforementioned Federal and State regulations.

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5.	Fees; Payment of Proceeds; Taxes. All fees and payment instructions are set forth in the Agreement. Caterpillar shall be responsible for the payment of any tax or duty that is Caterpillar’s responsibility as a seller of the equipment. After the Purchase Contract is concluded between Caterpillar and the Buyer, the Site will generate a third party invoice that is issued to Buyer on your behalf. The Buyer is responsible for paying to Caterpillar the purchase price for the equipment upon conclusion of a Purchase Contract, and Caterpillar hereby instructs RCC to act as a payment processor and facilitate receipt of the purchase price. Further, Caterpillar hereby grants RCC the right, in its own name, to enforce your right to payment. Caterpillar agrees that no monies shall be payable to Caterpillar until paid by the Buyer. For equipment sold via RB Channels, RCC will invoice the Buyer directly and the Buyer is responsible for paying RCC the purchase price for the equipment. The net proceeds collected from sales of equipment via RB Channels (net of agreed amounts due to RCC) will be paid by RCC to Caterpillar within twenty-one (21) days after the auction in accordance with the payment instructions provided by Caterpillar. Caterpillar acknowledges that Buyers may fail to perform or pay on a timely basis and that RCC shall not have any liability to Caterpillar for any act or omission of Buyers.
6.	Representations. (i) Caterpillar represents and warrants that: (a) to its knowledge, no equipment shall be fraudulent, stolen or counterfeit; (b) Caterpillar is duly authorized to enter into the Agreement and sell such equipment; (c) Caterpillar is solvent and has not made any assignment, proposal or other proceeding for the benefit of its creditors; (d) Caterpillar owns all right, title and interest in and to the equipment and the equipment is free and clear of all liens or other encumbrances, except as otherwise disclosed by Caterpillar to RCC in writing; and (e) Caterpillar operates its business and will perform under this Agreement in compliance with all applicable laws, agreements and policies by which Caterpillar is bound, including applicable emissions regulation. (ii) RCC represents and warrants that: (w) RCC is duly authorized under the laws of the jurisdiction of its organization; (x) RCC is duly authorized to enter into the Agreement and take all actions required of RCC pursuant to the Agreement; (y) RCC operates its business and will perform under this Agreement in compliance with all applicable laws, agreements and policies by which RCC is bound, including applicable emissions regulation; and (z) RCC employs and maintains security policies and standards in accordance with industry standards for similarly-situated organizations.
7.	Disclaimer; Limitation of Liability. RCC warrants that the Site and services provided under this Agreement will be provided in a professional manner and to the reasonable satisfaction of CATERPILLAR. Except as expressly provided in the immediately preceding sentence or as otherwise expressly set forth in this agreement or an equipment listing form, THE SITE AND SERVICES PROVIDED BY OR THROUGH COMPANY ARE PROVIDED ON AN "AS IS" AND “AS AVAILABLE” BASIS WITHOUT WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TO THE FULLEST EXTENT PERMITTED BY LAW, IN NO EVENT SHALL COMPANY OR SELLER BE LIABLE FOR ANY SPECIAL, INDIRECT, PUNITIVE, COVER, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, WHETHER IN CONTRACT OR TORT OR UNDER ANY OTHER THEORY OF LIABILITY, INCLUDING LOSS OF REVENUE, PROFITS, OR BUSINESS, ANY LOSS OF GOODWILL OR REPUTATION, OR THE COSTS OF SUBSTITUTE GOODS OR SERVICES, EVEN IF COMPANY OR AN AUTHORIZED REPRESENTATIVE THEREOF HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
8.	Indemnification. Each of RCC and Caterpillar agrees to indemnify (“indemnifying party”) and hold harmless the other party, its affiliated companies and their respective officers, directors, employees, agents, successors and assigns ("indemnified parties") from and against any claim or demand (including reasonable attorneys' and experts' fees and costs) made by any third party due to or arising out of a party’s breach of this Agreement or violation of any law. The indemnified party shall promptly notify the indemnifying party in writing of any threatened or actual claim or demand and reasonably cooperate with indemnifying party to facilitate the settlement or defense thereof. Indemnifying party shall have sole control of the defense or settlement of any claim or demand, provided that indemnified party, at its option and expense, may participate and appear on an equal footing with indemnifying party. Indemnifying party shall not settle any claim or demand without the written consent of the indemnified parties, with such consent not to be unreasonably withheld or delayed.

9.	Additional Liens. RCC shall have the right, in its sole discretion, to rescind the sale of equipment to a Buyer in whole or in part in the event there are liens, encumbrances or adverse claim on or to any equipment in addition to those that are listed in the Agreement.

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SCHEDULE B TO Strategic Alliance AND REMARKETING AGREEMENT

SAMPLE EQUIPMENT LISTING REQUEST FORM

SELLER:	DATE OF SUBMISSION:
DESIGNATED SELLER REPRESENTATIVE:	DATE OF MASTER OPERATING AND REMARKETING AGREEMENT
Company SALES CONTRACT NO.:

Pursuant to the terms of the Strategic Alliance and Remarketing Agreement referenced above, Seller hereby authorizes __________ to place the following Equipment for sale:

No.	Seller Ref #	Location	Year	Make	Model	Serial #	Hours/ Miles	Sale Type	Insp. Reqs.	Liens (Y/N)	Features/Equipment Detail; Attachment Detail	Equip. Code	Listing Fee
1. 1
2. 2
3. 3
4. 4
5. 5
6. 6
7. 7
8. 8
9. 9
10. 10
11. 11
12. 12

BY AND ON BEHALF OF SELLER:

LEGEND:
Sale Type:	FE = Featured Event CAS = CAT Auction DM = Daily Marketplace RB = RB Auction	Inspection Reqs:	FI = Full InspectionB = Photos and Basic FunctionalityPO = Photos Only (non-powered units)

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(Signature of Designated Seller Representative)

PAYMENT INSTRUCTIONS: RCC shall remit payment to Seller according to the instructions provided below. If no selection is made, payment shall be by check.

Select Payment Method:    Company Check  Wire Transfer

If Wire Transfer, instructions:  Beneficiary Name:

Beneficiary Acct. No.:

Bank Name:

Bank Location:

Bank (ABA) Routing No.:

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SCHEDULE C TO STRATEGIC ALLIANCE AND REMARKETING AGREEMENT

COMMISSION RATES

Auction Sites (e.g. IP, E1 etc.):
GTV[2]	Commission Rate	Fees
[ *** ]	[ *** ]%	Standard Listing Fee
[ *** ]	[ *** ]%	Standard Listing Fee
[ *** ]	[ *** ]%	Standard Listing Fee

Live Auction (e.g. CAS[1], RBA, etc.):
US and Canada
GAP[2]	Commission Rate	Annual Threshold Rebate	Effective Rate
[ *** ]	[ *** ]%	[ *** ]%	[ *** ]%
[ *** ]	[ *** ]%	[ *** ]%	[ *** ]%
[ *** ]	[ *** ]%	[ *** ]%	[ *** ]%
[ *** ]	[ *** ]%	[ *** ]%	[ *** ]%
[ *** ]	[ *** ]%	[ *** ]%	[ *** ]%

Rest of the World
GAP[2]	Commission Rate	Annual Threshold Rebate	Effective Rate
[ *** ]	[ *** ]%	[ *** ]%	[ *** ]%
[ *** ]	[ *** ]%	[ *** ]%	[ *** ]%
[ *** ]	[ *** ]%	[ *** ]%	[ *** ]%
[ *** ]	[ *** ]%	[ *** ]%	[ *** ]%
[ *** ]	[ *** ]%	[ *** ]%	[ *** ]%

1 Onsite Dealer CAS or RBA/CAS Cobranded Events

2 Aggregate GTV and GAP threshold levels in USD only applicable to straight commission business volume at a dealer level

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SCHEDULE D TO STRATEGIC ALLIANCE AND REMARKETING AGREEMENT

FORM OF CONSENT

I agree and acknowledge that to the extent this equipment is equipped with a telematics system (e.g., Product Link), that data concerning this equipment, its condition, and its operation is being collected and transmitted to Caterpillar Inc., its affiliates (collectively, "Caterpillar"), and/or its dealers.

Caterpillar Inc. recognizes and respects customer privacy. The Caterpillar Telematics Data Privacy Statement (the “Privacy Statement”) describes the categories of information collected, the purposes of the processing of the information, how the information is shared, how to ask questions about telematics and how to revoke your consent. The Privacy Statement is available online at www.cat.com and attached to this consent form.

I consent, agree to allow, and grant a worldwide, perpetual, fully paid up, non-exclusive, nonrevocable, license to, Caterpillar and/or its dealers to use, access and transfer this information in accordance with this consent form and the Privacy Statement, including for this information to be transferred to jurisdictions that may not offer the same level of data protection as the jurisdiction in which I am located. Furthermore, I acknowledge and agree that to the extent consent of the operator is required that I will have and will obtain their consent prior to allowing them to use the equipment.

Further, I consent that Caterpillar and/or its dealers to transfer to Richie Bros. Auctioneers Incorporated and its affiliates (the “RB Entities”) for its and their internal use, but not for resale, information regarding the hours of usage of this equipment at the later of the activation of the telematics system or the date the equipment is sold through RB Entities and the location of the equipment 120 days after the date the equipment is sold through RB Entities.

In the event that I transfer ownership of the equipment, I agree to notify the next owner about the telematics system, the information being transmitted and the Purposes and this language including the link to the privacy statement. In addition, I will notify my dealer that I have transferred ownership of the equipment.

◻	I have been provided a copy of the Caterpillar Telematics Data Privacy Statement.
◻	I have read and I understand the Caterpillar Telematics Data Privacy Statement.
◻	I freely consent to the data collection and transfers described in this consent form, including the Caterpillar Telematics Data Privacy Statement.

The undersigned company hereby gives its voluntary consent and agreement:

Company Name:
Represented by (printed):
Signature:
Date:

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